Exhibit 99.1

IGC Partners with TerraSphere to Develop Multiple Vertical Farming Sites

Furthers Technology and Production Capacity in Preparation for Legal Cannabis

Bethesda, July 3, 2014 (GLOBE NEWSWIRE) -- India Globalization Capital, Inc. (NYSE MKT: IGC) announced that it has entered into an agreement with TerraSphere Systems and Greenlife Ventures to develop multiple facilities to produce organic leafy green vegetables utilizing TerraSphere’s advanced pesticide free organic indoor farming technology.  The build-out for each new location could be transitioned to support the legal cannabis industry as soon as there is clarity on the evolving legal framework associated with each geographic region.

The collaborative agreement between the parties calls for the build-out of four initial facilities in the Northeast and Canada and joint work on the process of patenting technology responsible for identifying the specific origin of plants required for intrastate commerce.  Each facility will range in size from 10,000 to 30,000 square feet and will deploy proprietary technology that based on previously built facilities, has several distinct advantages over current indoor farming methods including being able to achieve yields that exceed traditional methods by up to 100x. The technology also involves incorporating environmentally friendly LED lighting for developing faster growing plants with additional yields of up to 20%.

Once operational IGC will own 51% of each venture, which under certain circumstance, could be slightly higher or lower. IGC is required to make a cash investment in the venture and will receive a seven-year option to purchase the venture for cash and shares of its common stock. It is estimated that a successful facility of the type contemplated by this venture could produce between $2.0 million and $2.5 million in annual revenue with a projected net earnings return of about 25%. The total cost of each facility is expected to be between $2.5 million and $3.0 million. There is no guarantee that the estimated revenue and net earnings will be actually realized. The venture has committed debt financing in place for each project location.

CEO Ram Mukunda stated, "We are excited to partner with TerraSphere as we look to both develop proven pesticide-free organic growing intellectual property and secure a meaningful footprint of high tech facilities, in important states, for ultimately growing legal cannabis. In the interim, we expect these facilities to generate accretive revenue from other plants as part of our strategic short-term goal of building profit, while simultaneously moving IGC closer towards meeting our long-term goal of becoming a dominant player in the emerging legal cannabis space.”

About IGC

Based in Bethesda, Maryland, India Globalization Capital, Inc. has articulated a strategy to become a company with diverse operating businesses including niches such as medical marijuana, specialty pharmaceuticals and solar energy. We are currently engaged in trading and rental of heavy equipment in the United States, China and India. IGC’s plan in the short term is to create cash flow from existing assets and in the medium term to expand its asset base through opportunistic acquisitions. For more information about IGC, please visit IGC's website at http://www.indiaglobalcap.com.

About TerraSphere
TerraSphere designs and builds super-efficient vertical farming systems that grow a variety of crops in pollutant-free environments. The technology is contained, which means crops can be grown year-round in any location, and at considerably higher yields than traditional growth methods. For more information about TerraSphere Systems, please visit http://www.terraspheresystems.com.

Forward-looking Statements

Some of the statements contained in this press release that are not historical facts constitute forward-looking statements under the federal securities laws. Forward-looking statements can be identified by the use of the words "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "potential," "proposed" or the negative of those terms. These statements are not a guarantee of future developments and are subject to risks, uncertainties and other factors, some of which are beyond IGC's control and are difficult to predict. Consequently, actual results may differ materially from information contained in the forward-looking statements as a result of future changes or developments in IGC’s business and acquisition and diversification strategy, competitive environment, infrastructure demands, iron ore availability in its existing business and governmental, regulatory, political, economic, legal and social conditions in, among other places, China and India.

Except as required by federal securities laws, IGC undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information or future events, or otherwise. Other factors and risks that could cause or contribute to actual results differing materially from such forward-looking statements have been discussed in greater detail in IGC's Form 10-K for fiscal year ended March 31, 2013, and in subsequent reports filed with the U.S. Securities and Exchange Commission.

Contact:

Claudia Grimaldi
301-983-0998